                                                                     EXHIBIT 2.1




                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                            ALLIED BANKSHARES, INC.

                                      AND

                         REGIONS FINANCIAL CORPORATION


                           DATED AS OF JUNE 13, 1996

                               TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

Parties ................................................................    1
Preamble ...............................................................    1
ARTICLE 1 - TRANSACTIONS AND TERMS OF MERGER ...........................    1
  1.1       Merger .....................................................    1
  1.2       Time and Place of Closing ..................................    2
  1.3       Effective Time .............................................    2
  1.4       Execution of Stock Option Agreement ........................    2
ARTICLE 2 - TERMS OF MERGER ............................................    2
  2.1       Charter ....................................................    2
  2.2       Bylaws .....................................................    2
  2.3       Directors and Officers .....................................    2
ARTICLE 3 - MANNER OF CONVERTING SHARES ................................    3
  3.1       Conversion of Shares .......................................    3
  3.2       Anti-Dilution Provisions ...................................    3
  3.3       Shares Held by Allied or Regions ...........................    3
  3.4       Fractional Shares ..........................................    3
  3.5       Dissenting Stockholders ....................................    4
ARTICLE 4 - EXCHANGE OF SHARES .........................................    4
  4.1       Exchange Procedures ........................................    4
  4.2       Rights of Former Allied Stockholders .......................    5
ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF ALLIED ...................    5
  5.1       Organization, Standing, and Power ..........................    5
  5.2       Authority; No Breach By Agreement ..........................    6
  5.3       Capital Stock ..............................................    6
  5.4       Allied Subsidiaries ........................................    7
  5.5       SEC Filings; Financial Statements ..........................    7
  5.6       Absence of Undisclosed Liabilities .........................    8
  5.7       Absence of Certain Changes or Events .......................    8
  5.8       Tax Matters ................................................    8
  5.9       Assets .....................................................   10
  5.10      Environmental Matters ......................................   10
  5.11      Compliance with Laws .......................................   11
  5.12      Labor Relations ............................................   11
  5.13      Employee Benefit Plans .....................................   11
  5.14      Material Contracts .........................................   13
  5.15      Legal Proceedings ..........................................   14
  5.16      Reports ....................................................   14
  5.17      Statements True and Correct ................................   14
  5.18      Accounting, Tax, and Regulatory Matters ....................   15
  5.19      State Takeover Laws ........................................   15




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
  5.20      Charter Provisions .........................................   15
  5.21      Derivatives Contracts ......................................   15
ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF REGIONS ..................   16
  6.1       Organization, Standing, and Power ..........................   16
  6.2       Authority; No Breach By Agreement ..........................   16
  6.3       Capital Stock ..............................................   17
  6.4       Regions Subsidiaries .......................................   17
  6.5       SEC Filings; Financial Statements ..........................   18
  6.6       Absence of Undisclosed Liabilities .........................   18
  6.7       Absence of Certain Changes or Events .......................   18
  6.8       Tax Matters ................................................   19
  6.9       Environmental Matters ......................................   19
  6.10      Compliance with Laws .......................................   20
  6.11      Legal Proceedings ..........................................   20
  6.12      Reports ....................................................   20
  6.13      Statements True and Correct ................................   21
  6.14      Accounting, Tax, and Regulatory Matters.....................   21
ARTICLE 7 - CONDUCT OF BUSINESS PENDING CONSUMMATION ...................   21
  7.1       Affirmative Covenants of Allied.............................   21
  7.2       Negative Covenants of Allied ...............................   22
  7.3       Covenants of Regions .......................................   24
  7.4       Adverse Changes in Condition ...............................   24
  7.5       Reports ....................................................   24
ARTICLE 8 - ADDITIONAL AGREEMENTS ......................................   25
  8.1       Registration Statement; Statement; Stockholder Approval.....   25
  8.2       Exchange Listing ...........................................   25
  8.3       Applications ...............................................   25
  8.4       Filings with State Offices .................................   25
  8.5       Agreement as to Efforts to Consummate ......................   25
  8.6       Investigation and Confidentiality ..........................   26
  8.7       Press Releases .............................................   26
  8.8       Certain Actions ............................................   27
  8.9       Accounting and Tax Treatment ...............................   27
  8.10      State Takeover Laws ........................................   27
  8.11      Charter Provisions .........................................   27
  8.12      Agreement of Affiliates ....................................   27
  8.13      Employee Benefits and Contracts ............................   28
  8.14      Indemnification ............................................   28
  8.15      Certain Modifications ......................................   30
ARTICLE 9 - CONDITIONS PRECEDENT TO OBLIGATIONS TO
     CONSUMMATE.........................................................   30
  9.1       Conditions to Obligations of Each Party ....................   30
  9.2       Conditions to Obligations of Regions .......................   32
  9.3       Conditions to Obligations of Allied ........................   33


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
ARTICLE 10 - TERMINATION ...............................................   33
  10.1       Termination ...............................................   33
  10.2       Effect of Termination .....................................   34
  10.3       Non-Survival of Representations and Covenants..............   35
ARTICLE 11 - MISCELLANEOUS .............................................   35
  11.1       Definitions ...............................................   35
  11.2       Expenses ..................................................   43
  11.3       Brokers and Finders .......................................   43
  11.4       Entire Agreement ..........................................   43
  11.5       Amendments ................................................   43
  11.6       Waivers ...................................................   44
  11.7       Assignment ................................................   44
  11.8       Notices ...................................................   44
  11.9       Governing Law .............................................   45
  11.10      Counterparts ..............................................   45
  11.11      Captions ..................................................   45
  11.12      Interpretations ...........................................   46
  11.13      Enforcement of Agreement ..................................   46
  11.14      Severability ..............................................   46

Signatures .............................................................   47

                          AGREEMENT AND PLAN OF MERGER


              THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of June 13, 1996, by and between Parties ALLIED BANKSHARES, INC. ("Allied"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Thomson, Georgia; and REGIONS FINANCIAL CORPORATION ("Regions"), a corporation organized and existing under the laws of the State of Delaware, with its principal office located in Birmingham, Alabama.


                                    PREAMBLE

              The Boards of Directors of Allied and Regions are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective stockholders. This Agreement provides for the acquisition of Allied by Regions pursuant to the merger of Allied with and into Regions. At the effective time of such merger, the outstanding shares of the capital stock of Allied shall be converted into shares of the common stock of Regions (except as provided herein). As a result, stockholders of Allied shall become stockholders of Regions and each of the subsidiaries of Allied shall continue to conduct its business and operations as a wholly owned subsidiary of Regions. The transactions described in this Agreement are subject to the approvals of the stockholders of Allied, the Board of Governors of the Federal Reserve System and the Georgia Department of Banking and Finance, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code, and for accounting purposes shall qualify for treatment as a pooling of interests.

              Immediately after the execution and delivery of this Agreement, as a condition and inducement to Regions' willingness to enter into this Agreement, Allied and Regions are entering into a stock option agreement (the "Stock Option Agreement"), in substantially the form of Exhibit 1, pursuant to which Allied is granting to Regions an option to purchase shares of Allied common stock.

              Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

              NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the Parties agree as follows:


                                   ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER


              1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, Allied shall be merged with and into Regions in accordance with the provisions of Section

14-2-1107 of the GBCC and of Section 258 of the DGCL and with the effect provided in Section 14-2-1106 of the GBCC and Section 259 of the DGCL (the "Merger"). Regions shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Delaware. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Allied and Regions.

              1.2 TIME AND PLACE OF CLOSING. The Closing will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their duly authorized officers, may mutually agree. The place of Closing shall be at such location as may be mutually agreed upon by the Parties.

              1.3 EFFECTIVE TIME. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Georgia Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia and the Delaware Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Delaware (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the duly authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on or before the tenth business day (as designated by Regions) following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the stockholders of Allied approve the matters relating to this Agreement required to be approved by such stockholders by applicable Law or such later date within 30 days thereof as may be specified by Regions.

              1.4 EXECUTION OF STOCK OPTION AGREEMENT. Immediately after the execution of this Agreement and as a condition thereto, Allied is executing and delivering to Regions the Stock Option Agreement.


                                   ARTICLE 2
                                TERMS OF MERGER

              2.1 CHARTER. The Certificate of Incorporation of Regions in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until otherwise amended or repealed.

              2.2 BYLAWS. The Bylaws of Regions in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

              2.3 DIRECTORS AND OFFICERS. The directors of Regions in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Regions in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.


                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES

              3.1    CONVERSION OF SHARES. Subject to the provisions of this
Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of Regions or Allied, or the stockholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

                     (a) Each share of Regions Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                     (b) Each share of Allied Common Stock (excluding shares held by any Allied Company or any Regions Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted or shares held by stockholders who perfect their dissenters' rights of appraisal) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for .226 of a share of Regions Common Stock (the "Exchange Ratio").

              3.2 ANTI-DILUTION PROVISIONS. In the event Regions changes the number of shares of Regions Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

              3.3 SHARES HELD BY ALLIED OR REGIONS. Each of the shares of Allied Common Stock held by any Allied Company or by any Regions Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

              3.4 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of Allied Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Regions Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Regions Common Stock multiplied by the market value of one share of Regions Common Stock at the Effective Time. The market value of one share of Regions Common Stock at the Effective Time shall be the closing price of such common stock on the Nasdaq NMS (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Regions) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

              3.5 DISSENTING STOCKHOLDERS. Any holder of shares of Allied Common Stock who perfects such holder's dissenters' rights of appraisal in accordance with and as contemplated by Section 14-2-1302 of the GBCC shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with the applicable provisions of the GBCC and surrendered to Allied the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting stockholder of Allied fails to perfect, or effectively withdraws or loses, such holder's right to appraisal and of payment for such holder's shares, Regions shall issue and deliver the consideration to which such holder of shares of Allied Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of Allied Common Stock held by such holder.


                                   ARTICLE 4
                               EXCHANGE OF SHARES

              4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, Regions and Allied shall cause the exchange agent selected by Regions (the "Exchange Agent") to mail to the former stockholders of Allied appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Allied Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of Allied Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement or as to which dissenters' rights have been perfected as provided in Section 3.5 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.4 of this Agreement, each holder of shares of Allied Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of Regions Common Stock to which such holder may be otherwise entitled (without interest). Regions shall not be obligated to deliver the consideration to which any former holder of Allied Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of Allied Common Stock for exchange as provided in this Section 4.1, or otherwise complies with the procedures of the Exchange Agent with respect to lost, stolen, or destroyed certificates. The certificate or certificates of Allied Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither Regions, Allied, nor the Exchange Agent shall be liable to a holder of Allied Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

              4.2 RIGHTS OF FORMER ALLIED STOCKHOLDERS. At the Effective Time, the stock transfer books of Allied shall be closed as to holders of Allied Common Stock immediately prior to the Effective Time and no transfer of Allied Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of Allied Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement or as to which dissenters' rights have been perfected as provided in
Section 3.5 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Agreement in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Allied in respect of such shares of Allied Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, former stockholders of record of Allied shall be entitled to vote after the Effective Time at any meeting of Regions stockholders the number of whole shares of Regions Common Stock into which their respective shares of Allied Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Allied Common Stock for certificates representing Regions Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by Regions on the Regions Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Regions Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Allied Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such Allied Common Stock certificate, both the Regions Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.


                                   ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF ALLIED

                 Allied hereby represents and warrants to Regions:

              5.1 ORGANIZATION, STANDING, AND POWER. Allied is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets. Allied is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Allied.

              5.2    AUTHORITY; NO BREACH BY AGREEMENT.

                     (a) Allied has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Allied, subject to the approval of this Agreement by the required vote of the holders of outstanding shares of Allied Common Stock, which is the only stockholder vote required for approval of this Agreement and consummation of the Merger by Allied. Subject to such requisite stockholder approval, this Agreement represents a legal, valid, and binding obligation of Allied, enforceable against Allied in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                     (b) Neither the execution and delivery of this Agreement by Allied, nor the consummation by Allied of the transactions contemplated hereby, nor compliance by Allied with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Allied's Articles of Incorporation or Bylaws, or, (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Allied Company under, any Contract or Permit of any Allied Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Allied, or, (iii) subject to receipt of the requisite Consents referred to in
Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Allied Company or any of their respective material Assets.

                     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Allied, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Allied of the Merger and the other transactions contemplated in this Agreement.

              5.3    CAPITAL STOCK.

                     (a)    The authorized capital stock of Allied consists of
(i) 50,000,000 shares of Allied Common Stock, of which 12,629,581 shares are issued and outstanding as of the date of this Agreement and not more than 12,629,581 shares will be issued and outstanding at the Effective Time and (ii) 25,000,000 shares of preferred stock, $1.00 par value, of which no shares are, or will be, issued and outstanding as of the date of this Agreement or at the Effective Time, respectively. All of the issued and outstanding shares of capital stock of Allied are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of capital stock of Allied has been issued in violation of any preemptive rights of the current or past stockholders of Allied.

                     (b) Except as set forth in Section 5.3(a) of this Agreement, or as provided pursuant to the Stock Option Agreement, there are no shares of capital stock or other equity securities of Allied outstanding and no outstanding Rights relating to the capital stock of Allied.

              5.4 ALLIED SUBSIDIARIES. Allied has disclosed in Section 5.4 of the Allied Disclosure Memorandum all of the Allied Subsidiaries as of the date of this Agreement. Allied or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each Allied Subsidiary. No equity securities of any Allied Subsidiary are or may become required to be issued (other than to another Allied Company) by reason of any Rights, and there are no Contracts by which any Allied Subsidiary is bound to issue (other than to another Allied Company) additional shares of its capital stock or Rights or by which any Allied Company is or may be bound to transfer any shares of the capital stock of any Allied Subsidiary (other than to another Allied Company). There are no Contracts relating to the rights of any Allied Company to vote or to dispose of any shares of the capital stock of any Allied Subsidiary. All of the shares of capital stock of each Allied Subsidiary held by an Allied Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Allied Company free and clear of any Lien. Each Allied Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Allied Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Allied. Each Allied Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or Savings Association Insurance Fund.

              5.5    SEC FILINGS; FINANCIAL STATEMENTS.

                     (a) Allied has filed and made available to Regions all forms, reports, and documents required to be filed by Allied with the SEC since December 31, 1991 (collectively, the "Allied SEC Reports"). The Allied SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Allied SEC Reports or necessary in order to make the statements in such Allied SEC Reports, in light of the circumstances under which they were made, not misleading. Except for Allied Subsidiaries that are registered as a broker, dealer, or investment advisor, none of Allied's Subsidiaries is required to file any forms, reports, or other documents with the SEC.

                     (b) Each of the Allied Financial Statements (including, in each case, any related notes) contained in the Allied SEC Reports, including any Allied SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented the consolidated financial position of Allied and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

              5.6 ABSENCE OF UNDISCLOSED LIABILITIES. No Allied Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Allied, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Allied as of March 31, 1996 included in the Allied Financial Statements or reflected in the notes thereto. No Allied Company has incurred or paid any Liability since March 31, 1996, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Allied.

              5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 1996, except as disclosed in Section 5.7 of the Allied Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Allied, and (ii) the Allied Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Allied provided in Article 7 of this Agreement.

              5.8    TAX MATTERS.

                     (a) All Tax Returns required to be filed by or on behalf of any of the Allied Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before March 31, 1996, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on Allied, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund

Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Allied, except as reserved against in the Allied Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

                     (b) None of the Allied Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

                     (c) Adequate provision for any Taxes due or to become due for any of the Allied Companies for the period or periods through and including the date of the respective Allied Financial Statements has been made and is reflected on such Allied Financial Statements.

                     (d) Deferred Taxes of the Allied Companies have been adequately provided for in the Allied Financial Statements.

                     (e) Each of the Allied Companies is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Allied.

                     (f) None of the Allied Companies has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

                     (g) There are no Liens with respect to Taxes upon any of the assets of the Allied Companies.

                     (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the Allied Companies that occurred during or after any Taxable Period in which the Allied Companies incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1994.

                     (i)    No Allied Company has filed any consent under
Section 341(f) of the Internal Revenue Code concerning collapsible corporations.

                     (j) All material elections with respect to Taxes affecting the Allied Companies as of the date of this Agreement have been or will be timely made as set forth in Section 5.8 of the Allied Disclosure Memorandum. After the date hereof, no election with respect to Taxes will be made without the prior written consent of Regions, which consent will not be unreasonably withheld.

                     (k) No Allied Company has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

              5.9 ASSETS. The Allied Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible properties used in the businesses of the Allied Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Allied's past practices. All Assets which are material to Allied's business on a consolidated basis, held under leases or subleases by any of the Allied Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The Allied Companies currently maintain insurance similar in amounts, scope, and coverage to that maintained by other peer banking organizations. None of the Allied Companies has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims pending under such policies of insurance and no notices have been given by any Allied Company under such policies. The Assets of the Allied Companies include all Assets required to operate the business of the Allied Companies as presently conducted.

              5.10   ENVIRONMENTAL MATTERS.

                     (a) To the Knowledge of Allied, each Allied Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Allied.

                     (b) There is no Litigation pending, or, to the Knowledge of Allied, threatened before any court, governmental agency, or authority or other forum in which any Allied Company or any of its Loan Properties or Participation Facilities (or any Allied Company in respect of any such Loan Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a site owned, leased, or operated by any Allied Company or any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Allied.

                     (c) To the Knowledge of Allied, there have been no releases of Hazardous Material in, on, under, or affecting any Participation Facility or Loan Property of an Allied

Company, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Allied.

              5.11 COMPLIANCE WITH LAWS. Allied is duly registered as a bank holding company under the BHC Act. Each Allied Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Allied, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Allied. None of the Allied Companies:

                     (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Allied; and

                     (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Allied Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Allied, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Allied, or (iii) requiring any Allied Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

              5.12 LABOR RELATIONS. No Allied Company is the subject of any Litigation asserting that it or any other Allied Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Allied Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any Allied Company, pending or threatened, or to the Knowledge of Allied, is there any activity involving any Allied Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

              5.13   EMPLOYEE BENEFIT PLANS.

                     (a) Allied has disclosed in Section 5.13 of the Allied Disclosure Memorandum, and has delivered or made available to Regions prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Allied Company or ERISA Affiliate (as defined below) thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Allied Benefit Plans"). Any of the Allied Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as an "Allied ERISA Plan." Each Allied ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as an "Allied Pension Plan." No Allied Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

                     (b) All Allied Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Allied, and each Allied ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Allied is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of Allied, no Allied Company has engaged in a transaction with respect to any Allied Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Allied Company to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Allied.

                     (c) No Allied Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any Allied Pension Plan, (ii) no change in the actuarial assumptions with respect to any Allied Pension Plan, and (iii) no increase in benefits under any Allied Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Allied or materially adversely affect the funding status of any such plan. Neither any Allied Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any Allied Company, or the single-employer plan of any entity which is considered one employer with Allied under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or
Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on Allied. No Allied Company has provided, or is required to provide, security to an Allied Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

                     (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any Allied Company with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on Allied. No Allied Company has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on Allied. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Allied Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

                     (e) No Allied Company has any Liability for retiree health and life benefits under any of the Allied Benefit Plans and there are no restrictions on the rights of such Allied Company to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on Allied.

                     (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any Allied Company from any Allied Company under any Allied Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Allied Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Allied.

                     (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Allied Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Allied Financial Statements to the extent required by and in accordance with GAAP.

              5.14 MATERIAL CONTRACTS. Except as otherwise reflected in the Allied Financial Statements, none of the Allied Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $100,000, (ii) any Contract relating to the borrowing of money by any Allied Company or the guarantee by any Allied Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (iii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by Allied with the SEC as of the date of this Agreement that has not been filed as an exhibit to Allied's Form 10-K filed for the fiscal year ended December 31, 1995, or in another SEC Document and identified to Regions (together with all Contracts referred to in Sections 5.8 and 5.13(a) of this Agreement, the "Allied Contracts"). With respect to each Allied Contract: (i) the Contract is in full force and effect; (ii) no Allied Company is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Allied; (iii) no Allied Company has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Allied, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Allied, or has repudiated or waived any material provision thereunder. Except for Federal Home Loan Bank advances, all of the indebtedness of any Allied Company for money borrowed is prepayable at any time by such Allied Company without penalty or premium.

              5.15   LEGAL PROCEEDINGS.

                     (a) There is no Litigation instituted or pending, or, to the Knowledge of Allied, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Allied Company, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Allied, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Allied Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Allied.

                     (b) Section 5.15(b) of the Allied Disclosure Memorandum includes a summary report of all Litigation as of the date of this Agreement to which any Allied Company is a party and which names an Allied Company as a defendant or cross-defendant and where the maximum exposure is estimated to be $100,000 or more.

              5.16 REPORTS. Since January 1, 1992, or the date of organization if later, each Allied Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Allied). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

              5.17 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by any Allied Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Regions with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Allied Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Allied's stockholders in connection with the Stockholders' Meeting, and any other documents to be filed by an Allied Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the stockholders of Allied, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that any Allied Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

              5.18 ACCOUNTING, TAX, AND REGULATORY MATTERS. Except as specifically contemplated by this Agreement, no Allied Company or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in
Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

              5.19 STATE TAKEOVER LAWS. Each Allied Company has taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable "moratorium," "control share," "fair price," "business combination," or other anti-takeover laws and regulations of the State of Georgia (collectively, "Takeover Laws"), including Sections 14-2-1111 and 14-2-1132 of the GBCC.

              5.20 CHARTER PROVISIONS. Each Allied Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any Allied Company or restrict or impair the ability of Regions or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any Allied Company that may be directly or indirectly acquired or controlled by it.

              5.21 DERIVATIVES CONTRACTS. Neither Allied nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheet which is a financial derivative contract (including various combinations thereof).

                                   ARTICLE 6
                   REPRESENTATIONS AND WARRANTIES OF REGIONS

              Regions hereby represents and warrants to Allied as follows:

              6.1 ORGANIZATION, STANDING, AND POWER. Regions is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets. Regions is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

              6.2    AUTHORITY; NO BREACH BY AGREEMENT.

                     (a) Regions has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Regions, this Agreement represents a legal, valid, and binding obligation of Regions, enforceable against Regions in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                     (b) Neither the execution and delivery of this Agreement by Regions, nor the consummation by Regions of the transactions contemplated hereby, nor compliance by Regions with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Regions' Certificate of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Regions Company under, any Contract or Permit of any Regions Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Regions Company or any of their respective material Assets.

                     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Regions of the Merger and the other transactions contemplated in this Agreement.

              6.3 CAPITAL STOCK. The authorized capital stock of Regions consists of 120,000,000 shares of Regions Common Stock, of which 62,182,540 shares were issued and outstanding as of March 18, 1996. All of the issued and outstanding shares of Regions Common Stock are, and all of the shares of Regions Common Stock to be issued in exchange for shares of Allied Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the DGCL. None of the outstanding shares of Regions Common Stock has been, and none of the shares of Regions Common Stock to be issued in exchange for shares of Allied Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past stockholders of Regions.

              6.4 REGIONS SUBSIDIARIES. Regions or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each Regions Subsidiary. No equity securities of any Regions Subsidiary are or may become required to be issued (other than to another Regions Company) by reason of any Rights, and there are no Contracts by which any Regions Subsidiary is bound to issue (other than to another Regions Company) additional shares of its capital stock or Rights or by which any Regions Company is or may be bound to transfer any shares of the capital stock of any Regions Subsidiary (other than to another Regions Company). There are no Contracts relating to the rights of any Regions Company to vote or to dispose of any shares of the capital stock of any Regions Subsidiary. All of the shares of capital stock of each Regions Subsidiary held by a Regions Company are fully paid and nonassessable (except pursuant to 12 USC
Section 55 in the case of national banks and comparable, applicable state Law, if any, in the case of state depository institutions) under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Regions Company free and clear of any Lien. Each Regions Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Regions Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions. Each Regions Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or Savings Association Insurance Fund.

              6.5    SEC FILINGS; FINANCIAL STATEMENTS.

                     (a) Regions has filed and made available to Allied all forms, reports, and documents required to be filed by Regions with the SEC since December 31, 1991, other than registration statements on Forms S-4 and S-8 (collectively, the "Regions SEC Reports"). The Regions SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Regions SEC Reports or necessary in order to make the statements in such Regions SEC Reports, in light of the circumstances under which they were made, not misleading.

                     (b) Each of the Regions Financial Statements (including, in each case, any related notes) contained in the Regions SEC Reports, including any Regions SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented the consolidated financial position of Regions and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

              6.6 ABSENCE OF UNDISCLOSED LIABILITIES. To the Knowledge of Regions, no Regions Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Regions as of March 31, 1996 included in the Regions Financial Statements or reflected in the notes thereto. Except as disclosed in Section
6.6 of the Regions Disclosure Memorandum, no Regions Company has incurred or paid any Liability since March 31, 1996, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

              6.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 1996, except as disclosed in the Regions Financial Statements delivered prior to the date of this Agreement or in Section 6.7 of the Regions Disclosure Memorandum,
(i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, and (ii) the Regions Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Regions provided in Article 7 of this Agreement.

              6.8    TAX MATTERS.

                     (a) All Tax Returns required to be filed by or on behalf of any of the Regions Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1995, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on Regions, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Regions, except as reserved against in the Regions Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

                     (b) Adequate provision for any Taxes due or to become due for any of the Regions Companies for the period or periods through and including the date of the respective Regions Financial Statements has been made and is reflected on such Regions Financial Statements.

                     (c) Deferred Taxes of the Regions Companies have been adequately provided for in the Regions Financial Statements.

              6.9    ENVIRONMENTAL MATTERS.

                     (a) To the Knowledge of Regions, each Regions Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

                     (b) There is no Litigation pending, or, to the Knowledge of Regions, threatened before any court, governmental agency, or authority or other forum in which any Regions Company or any of its Loan Properties or Participation Facilities (or any Regions Company in respect of any such Loan Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

                     (c) To the Knowledge of Regions, there have been no releases of Hazardous Material in, on, under, or affecting any Participation Facility or Loan Property of a Regions Company, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

              6.10 COMPLIANCE WITH LAWS. Regions is duly registered as a bank holding company under the BHC Act and as a savings and loan holding company under the HOLA. Each Regions Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions. No Regions Company:

                     (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions; and

                     (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Regions Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, or (iii) requiring any Regions Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

              6.11 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of Regions, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Regions Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Regions Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

              6.12 REPORTS. Since January 1, 1992, or the date of organization if later, each Regions Company has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

              6.13 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by any Regions Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Regions with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Regions Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Allied's stockholders in connection with the Stockholders' Meeting, and any other documents to be filed by any Regions Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the stockholders of Allied, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that any Regions Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

              6.14 ACCOUNTING, TAX, AND REGULATORY MATTERS. Except as specifically contemplated by this Agreement, no Regions Company or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or treatment as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.


                                   ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

              7.1 AFFIRMATIVE COVENANTS OF ALLIED. Unless the prior written consent of Regions shall have been obtained, and except as otherwise expressly contemplated herein, Allied shall and shall cause each of its Subsidiaries to
(i) operate its business only in the usual, regular, and ordinary course, (ii) preserve intact its business organization and Assets and maintain its rights and franchises, (iii) use its reasonable efforts to maintain its current employee relationships, and (iv) take no action which would (a) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement, or

(b) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

              7.2 NEGATIVE COVENANTS OF ALLIED. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Allied covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of an authorized officer of Regions:

                     (a) amend the Articles of Incorporation, Bylaws, or other governing instruments of any Allied Company, or

                     (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of an Allied Company to another Allied Company) in excess of an aggregate of $150,000 (for the Allied Companies on a consolidated basis) except in the ordinary course of the business of Allied Subsidiaries consistent with past practices (which shall include, for Allied Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any Allied Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Allied Disclosure Memorandum); or

                     (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Allied Company, or declare or pay any dividend or make any other distribution in respect of Allied's capital stock, provided that Allied may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay regular quarterly cash dividends on the shares of Allied Common Stock at a rate of $.09 per share with usual and regular record and payment dates in accordance with past practice disclosed in Section 7.2(c) of the Allied Disclosure Memorandum and such dates may not be changed without the prior written consent of Regions; provided, that, notwithstanding the provisions of Section 1.3 of this Agreement, the Parties shall cooperate in selecting the Effective Time to ensure that, with respect to the quarterly period in which the Effective Time occurs, the holders of Allied Common Stock do not receive both a dividend in respect of their Allied Common Stock and a dividend in respect of Regions Common Stock or fail to receive any dividend; or

                     (d) except for this Agreement or pursuant to the Stock Option Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Allied Common Stock or any other capital stock of any Allied Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

                     (e) adjust, split, combine, or reclassify any capital stock of any Allied Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Allied Common Stock, or sell, lease, mortgage, or otherwise dispose of or otherwise encumber (x) any shares of capital stock of any Allied Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Allied Company) or (y) any Asset other than in the ordinary course of business for reasonable and adequate consideration; or

                     (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned Allied Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

                     (g) grant any increase in compensation or benefits to the employees or officers of any Allied Company, except in accordance with past practice disclosed in Section 7.2(g) of the Allied Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement; enter into or amend any severance agreements with officers of any Allied Company; grant any material increase in fees or other increases in compensation or other benefits to directors of any Allied Company except in accordance with past practice disclosed in Section 7.2(g) of the Allied Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

                     (h) enter into or amend any employment Contract between any Allied Company and any Person (unless such amendment is required by Law) that the Allied Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

                     (i) adopt any new employee benefit plan of any Allied Company or make any material change in or to any existing employee benefit plans of any Allied Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

                     (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

                     (k) commence any Litigation other than in accordance with past practice or settle any Litigation involving any Liability of any Allied Company for material money damages or restrictions upon the operations of any Allied Company; or

                     (l) except in the ordinary course of business, modify, amend, or terminate any material Contract or waive, release, compromise, or assign any material rights or claims.

              7.3 COVENANTS OF REGIONS. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Regions covenants and agrees that it shall (i) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the Regions Common Stock and the business prospects of the Regions Companies, and (ii) take no action which would
(a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement, or (b) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any Regions Company from discontinuing or disposing of any of its Assets or business if such action is, in the judgment of Regions, desirable in the conduct of the business of Regions and its Subsidiaries.

              7.4 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

              7.5 REPORTS. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in stockholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                   ARTICLE 8
                             ADDITIONAL AGREEMENTS

              8.1 REGISTRATION STATEMENT; PROXY STATEMENT; STOCKHOLDER APPROVAL. As soon as reasonably practicable after execution of this Agreement, Regions shall file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Regions Common Stock upon consummation of the Merger. Allied shall furnish all information concerning it and the holders of its capital stock as Regions may reasonably request in connection with such action. Allied shall call a Stockholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Stockholders' Meeting, (i) Allied shall mail the Proxy Statement to its stockholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of Allied shall recommend (subject to compliance with their fiduciary duties as advised by counsel) to its stockholders the approval of the matters submitted for approval, and (iv) the Board of Directors and officers of Allied shall (subject to compliance with their fiduciary duties as advised by counsel) use their reasonable efforts to obtain such stockholders' approval.

              8.2 EXCHANGE LISTING. Regions shall use its reasonable efforts to list, prior to the Effective Time, on the Nasdaq NMS, subject to official notice of issuance, the shares of Regions Common Stock to be issued to the holders of Allied Common Stock pursuant to the Merger.

              8.3 APPLICATIONS. Regions shall promptly prepare and file, and Allied shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

              8.4 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, Regions shall execute and file the Georgia Certificate of Merger with the Secretary of State of the State of Georgia and execute and file the Delaware Certificate of Merger with the Secretary of State of the State of Delaware in connection with the Closing.

              8.5 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable best efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable best efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

              8.6    INVESTIGATION AND CONFIDENTIALITY.

                     (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

                     (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions ("Confidential Information") and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. Each Party shall maintain the confidentiality of all Confidential Information obtained in connection with this Agreement or the transactions contemplated hereby unless (i) such information becomes publicly available through no fault of such Party, or was, is, or becomes available to that Party from a source other than the other Party or its Representatives, which source was itself not bound by a confidentiality agreement with, or other contractual, legal, or fiduciary obligation of confidentiality with respect to that information, or (ii) the furnishing or use of such information is required by proper judicial, administrative, or other legal proceeding, provided that the other Party is promptly notified in writing of such request, unless such notification is not, in the opinion of counsel, permitted by Law. Each Party and its Representatives will hold and maintain all Confidential Information in confidence and will not disclose to any third party or permit any third party access to any Confidential Information or the substance thereof provided that a Party may disclose Confidential Information to such of its Representatives who need to know such information in connection with the transactions contemplated hereby. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

                     (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant, or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

              8.7 PRESS RELEASES. Prior to the Effective Time, Regions and Allied shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

              8.8 CERTAIN ACTIONS. Except with respect to this Agreement and the transactions contemplated hereby, no Allied Company nor any Affiliate thereof nor any Representatives thereof retained by any Allied Company shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of Allied's Board of Directors as advised by counsel, no Allied Company or any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but Allied may communicate information about such an Acquisition Proposal to its stockholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. Allied shall promptly notify Regions orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. Allied shall (i) immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause of all its Representatives not to engage in any of the foregoing.

              8.9 ACCOUNTING AND TAX TREATMENT. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a pooling of interests for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

              8.10 STATE TAKEOVER LAWS. Each Allied Company shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Laws, including Sections 14-2-1111 and 14-2-1132 of the GBCC.

              8.11 CHARTER PROVISIONS. Each Allied Company shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any Allied Company or restrict or impair the ability of Regions or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any Allied Company that may be directly or indirectly acquired or controlled by it.

              8.12   AGREEMENT OF AFFILIATES.  Allied has disclosed in Section
8.12 of the Allied Disclosure Memorandum each Person whom it reasonably believes is an "affiliate" of Allied for purposes of Rule 145 under the 1933 Act. Allied shall use its reasonable efforts to cause each such Person to deliver to Regions not later than 30 days prior to the Effective Time, a written agreement, in substantially the form of Exhibit 2, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of Allied Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of Regions Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of Regions and Allied have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. Shares of Regions Common Stock issued to such affiliates of Allied in exchange for shares of Allied Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of Regions and Allied have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.12 (and Regions shall be entitled to place restrictive legends upon certificates for shares of Regions Common Stock issued to affiliates of Allied pursuant to this Agreement to enforce the provisions of this Section 8.12). Regions shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Regions Common Stock by such affiliates.

              8.13 EMPLOYEE BENEFITS AND CONTRACTS. Following the Effective Time, Regions shall provide generally to officers and employees of the Allied Companies, who at or after the Effective Time become employees of a Regions Company, employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of Regions Common Stock except as set forth in this Section 8.13), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Regions Companies to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under such employee benefit plans, (i) service under any qualified defined benefit plans of Allied should be treated as service under Regions' qualified defined benefit plans,
(ii) service under any qualified defined contribution plans of Allied shall be treated as service under Regions' qualified defined contribution plans, and
(iii) service under any other employee benefit plans of Allied shall be treated as service under any similar employee benefit plans maintained by Regions. Regions also shall cause Allied and its Subsidiaries to honor on terms reasonably agreed upon by the Parties all employment, severance, consulting, and other compensation Contracts disclosed in Section 8.13 of the Allied Disclosure Memorandum to Regions between any Allied Company and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Allied Benefit Plans.

              8.14   INDEMNIFICATION.

                     (a) Regions shall indemnify, defend, and hold harmless the present and former directors, officers, employees, and agents of the Allied Companies (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent permitted under Georgia Law and by Allied's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by Regions is required to effectuate any indemnification, Regions shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Regions and the Indemnified Party.

                     (b) If Regions or any of its successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Regions shall assume the obligations set forth in this Section 8.14.

                     (c) The provisions of this Section 8.14 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

              8.15 CERTAIN MODIFICATIONS. Regions and Allied shall consult with respect to their loan, litigation, and real estate valuation policies and practices (including loan classifications and levels of reserves) and Allied shall make such modifications or changes to its policies and practices, if any, prior to the Effective Time, as may be mutually agreed upon. Regions and Allied also shall consult with respect to the character, amount, and timing of restructuring and Merger-related expense charges to be taken by each of the Parties in connection with the transactions contemplated by this Agreement and shall take such charges in accordance with GAAP, prior to the Effective Time, as may be mutually agreed upon by the Parties. Neither Parties' representations, warranties, and covenants contained in this Agreement shall be deemed to be inaccurate or breached in any respect as a consequence of any modifications or charges undertaken solely on account of this Section 8.15.


                                   ARTICLE 9
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

              9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section
11.6 of this Agreement:

                     (a) STOCKHOLDER APPROVAL. The stockholders of Allied shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the NASD.

                     (b) REGULATORY APPROVALS. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of

Regions would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, Regions would not, in its reasonable judgment, have entered into this Agreement.

                     (c) CONSENTS AND APPROVALS. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the
aggregate, a Material Adverse Effect on such Party.   No Consent so obtained
which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of Regions would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

                     (d) LEGAL PROCEEDINGS. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

                     (e) REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of Regions Common Stock issuable pursuant to the Merger shall have been received.

                     (f) EXCHANGE LISTING. The shares of Regions Common Stock issuable pursuant to the Merger shall have been approved for listing on the Nasdaq NMS, subject to official notice of issuance.

                     (g) TAX MATTERS. Each Party shall have received a written opinion or opinions from Alston & Bird in a form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and (ii) the exchange in the Merger of Allied Common Stock for Regions Common Stock will not give rise to gain or loss to the stockholders of Allied with respect to such exchange (except to the extent of any cash received). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of Allied and Regions reasonably satisfactory in form and substance to such counsel.

                     (h) POOLING LETTER. Each of the Parties shall have received a letter, dated as of the Effective Time, in form and substance reasonably acceptable to such Party, from

Ernst & Young LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment.

              9.2 CONDITIONS TO OBLIGATIONS OF REGIONS. The obligations of Regions to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Regions pursuant to Section 11.6(a) of this Agreement:

                     (a) REPRESENTATIONS AND WARRANTIES. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of Allied set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Allied set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of Allied set forth in Sections 5.18, 5.19, and 5.20 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Allied set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.18, 5.19, and 5.20) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Allied; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of Allied or to a matter being "known" by Allied shall be deemed not to include such qualifications.

                     (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Allied to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                     (c) CERTIFICATES. Allied shall have delivered to Regions (i) a certificate, dated as of the Effective Time and signed on its behalf by its duly authorized officers, to the effect that the conditions of its obligations set forth in Sections 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Allied's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Regions and its counsel shall request.

                     (d) AFFILIATE AGREEMENTS. Regions shall have received from each affiliate of Allied the affiliates agreement referred to in Section
8.12 of this Agreement, to the extent necessary to assure in the reasonable judgment of Regions that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

              9.3 CONDITIONS TO OBLIGATIONS OF ALLIED. The obligations of Allied to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Allied pursuant to Section 11.6(b) of this Agreement:

                     (a) REPRESENTATIONS AND WARRANTIES. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of Regions set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Regions set forth in Section 6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of Regions set forth in Section 6.14 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Regions set forth in this Agreement (including the representations and warranties set forth in Sections 6.3 and 6.14) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Regions; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of Regions or to a matter being "known" by Regions shall be deemed not to include such qualifications.

                     (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Regions to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                     (c) CERTIFICATES. Regions shall have delivered to Allied (i) a certificate, dated as of the Effective Time and signed on its behalf by its duly authorized officers, to the effect that the conditions of its obligations set forth in Sections 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Regions' Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Allied and its counsel shall request.


                                   ARTICLE 10
                                  TERMINATION

              10.1 TERMINATION. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the stockholders of Allied, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                     (a) By mutual consent of the Board of Directors of Regions and the Board of Directors of Allied; or

                     (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
Section 9.2(a) of this Agreement in the case of Allied and Section 9.3(a) of this Agreement in the case of Regions or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Allied and Section 9.3(a) of this Agreement in the case of Regions; or

                     (c) By the Board of Directors of either Party in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

                     (d) By the Board of Directors of either Party in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the stockholders of Allied fail to vote their approval of the matters submitted for the approval by such stockholders at the Stockholders' Meeting where the transactions were presented to such stockholders for approval and voted upon; or

                     (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by March 31, 1997, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

                     (f) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
Section 9.2(a) of this Agreement in the case of Allied and Section 9.3(a) of this Agreement in the case of Regions or in material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement.

              10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Article 11 and Section 8.6(b) of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c), or 10.1(f) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination. The Stock Option Agreement shall be governed by its own terms as to its termination.

              10.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles 2, 3, 4, and 11 and Sections 8.12 and 8.14 of this Agreement.


                                   ARTICLE 11
                                 MISCELLANEOUS

              11.1   DEFINITIONS.

                     (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                            "ACQUISITION PROPOSAL" with respect to a Party shall
mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

                            "AFFILIATE" of a Person shall mean: (i) any other
Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

                            "AGREEMENT" shall mean this Agreement and Plan of
Merger, including the Exhibits (other than the Stock Option Agreement) delivered pursuant hereto and incorporated herein by reference.

                            "ALLIED COMMON STOCK" shall mean the $1.00 par value
common stock of Allied.

                            "ALLIED COMPANIES" shall mean, collectively, Allied
and all Allied Subsidiaries.

                            "ALLIED DISCLOSURE MEMORANDUM" shall mean the
written information entitled "Allied Bancorp Disclosure Memorandum" delivered prior to 5:00 p.m., Eastern time, on the seventh day after the date of this Agreement, to Regions describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section or subsection of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section or subsection shall not be deemed to be disclosed for purposes of any other Section or subsection not specifically referenced with respect thereto.

                            "ALLIED FINANCIAL STATEMENTS" shall mean (i) the
consolidated balance sheets (including related notes and schedules, if any) of Allied as of March 31, 1996, and as of December 31, 1995, and 1994, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for three months ended March 31, 1996 and for each of the three fiscal years ended December 31, 1995, 1994, and 1993, as filed by Allied in SEC Documents, and (ii) the consolidated balance sheets of Allied (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to March 31, 1996.

                            "ALLIED SUBSIDIARIES" shall mean the Subsidiaries of
Allied, which shall include the Allied Subsidiaries described in Section 5.4 of this Agreement and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Allied in the future and owned by Allied at the Effective Time.

                            "ASSETS" of a Person shall mean all of the assets,
properties, businesses, and rights of such Person of every kind, nature, character, and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                            "BHC ACT" shall mean the federal Bank Holding
Company Act of 1956, as amended.

                            "CLOSING DATE" shall mean the date on which the
Closing occurs.

                            "CONSENT" shall mean any consent, approval,
authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                            "CONTRACT" shall mean any written or oral agreement,
arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets, or business.

                            "DEFAULT" shall mean (i) any breach or violation of
or default under any Contract, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any

Contract, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order, or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

                            "DELAWARE CERTIFICATE OF MERGER" shall mean the
Certificate of Merger to be executed by Regions and filed with the Secretary of State of the State of Delaware relating to the Merger as contemplated by Section
1.1 of this Agreement.

                            "DGCL" shall mean the Delaware General Corporation
Law.

                            "ENVIRONMENTAL LAWS" shall mean all Laws relating to
pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

                            "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

                            "EXHIBITS" 1 and 2, inclusive, shall mean the
Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                            "GAAP" shall mean generally accepted accounting
principles, consistently applied during the periods involved.

                            "GBCC" shall mean the Georgia Business Corporation
Code.

                            "GEORGIA CERTIFICATE OF MERGER" shall mean the
Certificate of Merger to be executed by Regions and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section
1.1 of this Agreement.

                            "HAZARDOUS MATERIAL" shall mean (i) any hazardous
substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and
(ii) any chemicals, pollutants,
contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

                            "HOLA" shall mean the Home Owners' Loan Act of 1933,
as amended.

                            "HSR ACT" shall mean Section 7A of the Clayton Act,
as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                            "INTERNAL REVENUE CODE" shall mean the Internal
Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                            "KNOWLEDGE" as used with respect to a Person
(including references to such Person being aware of a particular matter) shall mean the personal knowledge of the chairman, president, chief financial officer, chief accounting officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior or executive vice president of such Person and the knowledge of any such persons obtained or which would have been obtained from a reasonable investigation.

                            "LAW" shall mean any code, law, ordinance,
regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

                            "LIABILITY" shall mean any direct or indirect,
primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, guaranty, or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                            "LIEN" shall mean any conditional sale agreement,
default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, and (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits, and other Liens incurred in the ordinary course of the banking business.

                            "LITIGATION" shall mean any action, arbitration,
cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

                     "LOAN PROPERTY" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                     "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

                     "MATERIAL ADVERSE EFFECT" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, and (d) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

                     "NASD" shall mean the National Association of Securities Dealers, Inc.

                     "NASDAQ NMS" shall mean the National Market Service of Nasdaq.

                     "1933 ACT" shall mean the Securities Act of 1933, as amended.

                     "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

                     "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

                     "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

                            "PARTY" shall mean either Allied or Regions, and
"PARTIES" shall mean both Allied and Regions.

                            "PERMIT" shall mean any federal, state, local, and
foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

                            "PERSON" shall mean a natural person or any legal,
commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                            "PROXY STATEMENT" shall mean the proxy statement
used by Allied to solicit the approval of its stockholders of the transactions contemplated by this Agreement, which shall include the prospectus of Regions relating to the issuance of the Regions Common Stock to holders of Allied Common Stock.

                            "REGIONS COMMON STOCK" shall mean the $.625 par
value common stock of Regions.

                            "REGIONS COMPANIES" shall mean, collectively,
Regions and all Regions Subsidiaries.

                            "REGIONS DISCLOSURE MEMORANDUM" shall mean the
written information entitled "Regions Financial Corporation Disclosure Memorandum" delivered prior to the date of this Agreement to Allied describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section or subsection of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section or subsection shall not be deemed to be disclosed for purposes of any other Section or subsection not specifically referenced with respect thereto.

                            "REGIONS FINANCIAL STATEMENTS" shall mean (i) the
consolidated statements of condition (including related notes and schedules, if any) of Regions as of March 31, 1996, and the restated consolidated statements of condition (including related notes and schedules, if any) of Regions as of December 31, 1995 and 1994, the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended March 31, 1996 and the related restated statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 1995, 1994, and 1993, as filed by Regions in SEC Documents and reflecting the acquisition of First National Bancorp accounted for as a pooling of interests and (ii) the consolidated statements of condition of Regions (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to March 31, 1996.

                            "REGIONS SUBSIDIARIES" shall mean the Subsidiaries
of Regions and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Regions in the future and owned by Regions at the Effective Time.

                            "REGISTRATION STATEMENT" shall mean the Registration
Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Regions under the 1933 Act with respect to the shares of Regions Common Stock to be issued to the stockholders of Allied in connection with the transactions contemplated by this Agreement.

                            "REGULATORY AUTHORITIES" shall mean, collectively,
the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, and the SEC.

                            "REPRESENTATIVE" shall mean any investment banker,
financial advisor, attorney, accountant, consultant, or other representative of a Person.

                            "RIGHTS" shall mean all arrangements, calls,
commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

                            "SEC" shall mean the United States Securities and
Exchange Commission.

                            "SEC DOCUMENTS" shall mean all forms, proxy
statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

                            "SECURITIES LAWS" shall mean the 1933 Act, the 1934
Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                            "STOCK OPTION AGREEMENT" shall mean the stock option
agreement by and between Allied and Regions, in substantially the form of
Exhibit 1.

                            "STOCKHOLDERS' MEETING" shall mean the meeting of
the stockholders of Allied to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

                            "SUBSIDIARIES" shall mean all those corporations,
banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

                            "SURVIVING CORPORATION" shall mean Regions as the
surviving corporation resulting from the Merger.

                            "TAX" OR "TAXES" shall mean all federal, state,
local, and foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto.

                            "TAXABLE PERIOD" shall mean any period prescribed by
any governmental authority, including the United States or any state, local, foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

                            "TAX RETURN" shall mean any report, return,
information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

                     (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:


                     Closing               Section 1.2
                     Effective Time        Section 1.3
                     ERISA Affiliate       Section 5.13(c)
                     Exchange Agent        Section 4.1
                     Exchange Ratio        Section 3.1(b)
                     Allied Benefit Plans  Section 5.13(a)
                     Allied Contracts      Section 5.14
                     Allied ERISA Plan     Section 5.13(a)
                     Allied Pension Plan   Section 5.13(a)
                     Allied SEC Reports    Section 5.5(a)

                     Indemnified Party     Section 8.14
                     Merger                Section 1.1
                     Regions SEC Reports   Section 6.5(a)
                     Takeover Laws         Section 5.19
                     Tax Opinion           Section 9.1(g)


                     (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

              11.2   EXPENSES.

                     (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration, and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay one-half of the printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.

                     (b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

              11.3 BROKERS AND FINDERS. Except for Financial Consulting Associates, Inc. as to Allied, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his, her, or its representing or being retained by or allegedly representing or being retained by Allied or Regions, each of Allied and Regions, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

              11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except for the Confidentiality Agreements). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 8.12 and 8.14 of this Agreement.

              11.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of

Directors of each of the Parties, whether before or after stockholder approval of this Agreement has been obtained; provided, that the provisions of this Agreement relating to the manner or basis in which shares of Allied Common Stock will be exchanged for Regions Common Stock shall not be amended after the Stockholders' Meeting without the requisite approval of the holders of the issued and outstanding shares of Allied Common Stock entitled to vote thereon.

              11.6   WAIVERS.

                     (a) Prior to or at the Effective Time, Regions, acting through its Board of Directors, chief executive officer, chief financial officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Allied, to waive or extend the time for the compliance or fulfillment by Allied of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Regions under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Regions.

                     (b) Prior to or at the Effective Time, Allied, acting through its Board of Directors, chief executive officer, chief financial officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Regions, to waive or extend the time for the compliance or fulfillment by Regions of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Allied under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Allied.

                     (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

              11.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

              11.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

              Allied:             Allied Bankshares, Inc.
                                  149 Main Street
                                  Thomson, Georgia  30824
                                  Telecopy Number:  (706) 595-1149

                                  Attention: Boone A. Knox
                                             Chairman and Chief Executive
                                             Officer

              Copy to Counsel:    Gilbert, Harrell, Gilbert, Sumerford & Martin
                                  777 Gloucester Street, Suite 200
                                  Brunswick, Georgia  31520
                                  Telecopy Number:  (912) 264-3917

                                  Attention:H. Hall Ware III

              Regions:            Regions Financial Corporation
                                  417 N. 20th Street
                                  Birmingham, Alabama  35203
                                  Telecopy Number:  (205) 326-7571

                                  Attention: Richard D. Horsley
                                             Vice Chairman and Executive
                                               Financial Officer

              Copy to Counsel:    Regions Financial Corporation
                                  417 N. 20th Street
                                  Birmingham, Alabama  35203
                                  Telecopy Number:  (205) 326-7571

                                  Attention:  Samuel E. Upchurch, Jr.
                                              General Counsel


              11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of Laws, except to the extent that the Laws of the State of Georgia relate to the consummation of the Merger.

              11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

              11.11 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

              11.12 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of the Parties.

              11.13 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

              11.14 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

              IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.


ATTEST:                            ALLIED BANKSHARES, INC.


By: /s/ Ben O. Howell, Jr.         By: /s/ Boone A. Knox
   ----------------------------       --------------------------------------
   Ben O. Howell, Jr.                 Boone A. Knox
   Secretary                          Chairman and Chief Executive Officer

[CORPORATE SEAL]


ATTEST:                            REGIONS FINANCIAL CORPORATION


By: /s/ Samuel E. Upchurch, Jr.    By: /s/ J. Stanley Mackin
   ----------------------------       --------------------------------------
   Samuel E. Upchurch, Jr.            J. Stanley Mackin
   Corporate Secretary                Chairman of the Board and Chief
                                        Executive Officer


[CORPORATE SEAL]